UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

2017 First Quarter Information

Endo International plc (“Endo”) currently estimates total first quarter 2017 revenues to be between $1,015 million and $1,035 million, compared to $964 million in first quarter 2016, an increase of 5.3% to 7.4%. Additionally, Endo currently expects its first quarter 2017 adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations to be between $440 million and $460 million. Endo plans to report first quarter 2017 earnings results on May 9, 2017.

The unaudited financial data for the fiscal quarter ended March 31, 2017 above are preliminary, based upon Endo’s good faith estimates and subject to completion of Endo’s financial closing procedures. Endo has provided ranges for its expectations described above because the fiscal quarter closing procedures are not yet complete. While Endo expects that its final financial results for the quarterly period ended March 31, 2017, following the completion of its financial closing procedures, will be within the ranges described above, Endo’s actual results may differ materially from these estimates as a result of the completion of its financial closing procedures as well as final adjustments and other developments that may arise between now and the time that its financial results for this quarterly period are finalized.

Impairments

Pursuant to an existing agreement with a wholly owned subsidiary of Novartis AG (“Novartis”), Endo’s subsidiary, Paladin Labs Inc. (“Paladin”), licensed the Canadian rights to commercialize serelaxin, an investigational drug for the treatment of acute heart failure (“AHF”). On March 22, 2017, Novartis announced that a Phase III study of serelaxin in patients with AHF failed to meet its primary endpoints. As a result, Endo has concluded that its serelaxin in-process research and development intangible asset is fully impaired resulting in a $45 million impairment charge. In addition and as a result of the serelaxin impairment, Endo is in the process of assessing the recoverability of its Paladin goodwill balance. Based on the work completed to date, Endo has determined that the estimated fair value of Paladin’s goodwill is below its book value resulting in a goodwill impairment charge. The current estimate of the goodwill impairment charge is approximately $90 million. We expect that these impairments will be recorded in the first quarter of 2017.

Endo is in the process of its first quarter 2017 financial reporting close, which, among other things, includes the identification and assessment of potential asset impairment triggering events. In addition to the items mentioned above, Endo has identified certain market conditions impacting the recoverability of a developed technology intangible asset in its U.S. Generic Pharmaceuticals segment. As a result, Endo has determined that the intangible asset is impaired. Based on the work completed to date, the current estimate of the non-cash impairment charge related to this intangible asset is approximately $50 million, which we expect to record in the first quarter of 2017. As Endo continues through its first-quarter 2017 financial reporting close, it may identify other triggering events which could lead to incremental material impairment charges being recorded in the first quarter of 2017.

Somar

As previously disclosed on its February 28, 2017 earnings conference call, Endo is assessing strategic alternatives for its Grupo Farmacéutico Somar, Sociedad Anónima Promotora de Inversión de Capital Variable (“Somar”) business. Should this strategic process continue to advance successfully, the assets and liabilities of the Somar business may eventually be classified as held-for-sale in Endo’s consolidated balance sheets. Although Endo cannot predict the ultimate timing or outcome of the strategic process, held-for-sale accounting will trigger an additional impairment review that could lead to material impairment charges. Based on progress to date and preliminary indications of interest from potential buyers, it is possible that certain Somar assets could become impaired, including intangible assets and goodwill. As of December 31, 2016, Somar’s net book value, including currency translation adjustments, was approximately $230 million.

Vaginal Mesh Update

In addition to vaginal mesh claims covered by master settlement agreements (“MSAs”), Endo is currently aware of approximately 10,500 vaginal mesh claims that have been filed, asserted or that Endo believes are likely to be asserted. These claims have not been accrued for because Endo lacks sufficient information to determine whether any potential loss is probable. In addition, there may be other claims asserted in the future. It is currently not possible to estimate the number or validity of any such future claims. Endo expects that valid claims under the MSAs will continue to be settled. However, Endo intends to vigorously contest pending and future claims that are invalid, for which settlement is unable to be reached or that are in excess of the maximum claim amounts under the applicable MSAs.

Endo will continue to monitor the situation, and, if appropriate, Endo will make further adjustments to its product liability accrual based on new information. Endo intends to continue exploring all options as appropriate in its best interests, and depending on developments, there is a possibility that Endo will suffer adverse decisions or verdicts of substantial amounts, or that Endo will enter into additional monetary settlements. Any unfavorable outcomes as a result of such litigation or settlements with respect to any asserted or unasserted claims could have a material adverse effect on Endo’s business, financial condition, results of operations and cash flows.

From March 1, 2017, the date Endo filed its Annual Report on Form 10-K for the year ended December 31, 2016 through the date of this Current Report on Form 8-K, there have been no increases in the vaginal mesh related product liability accrual.

Non-GAAP Financial Measures

Endo utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Endo utilizes these financial measures, commonly referred to as “non-GAAP,” because (i) they are used by Endo, along with financial measures in accordance with GAAP, to evaluate Endo’s operating performance; (ii) Endo believes that they will be used by certain investors to measure Endo’s operating results and (iii) Endo’s leverage and interest coverage ratios as defined by Endo’s credit facility are calculated based on non-GAAP financial measures. Endo believes that presenting these non-GAAP measures provide useful information about Endo’s performance across reporting periods on a consistent basis by excluding items, which may be favorable or unfavorable.

Specifically, this Current Report on Form 8-K makes reference to adjusted EBITDA. Adjusted EBITDA represents net (loss) income, prepared in accordance with GAAP, before interest expense, net; income tax; depreciation and amortization and further adjusted by excluding inventory step-up amortization recorded as part of our acquisitions, other (income) expense, net; share-based compensation; certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, excess inventory reserves, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; litigation-related and other contingent matters; gains or losses from early termination of debt; discontinued operations, net of tax and certain other items.

Reconciliation of the first quarter adjusted EBITDA to the closest corresponding GAAP measure is not available because Endo’s fiscal quarter closing procedures are not yet complete and Endo has not yet finalized its calculations of several factors necessary to provide the reconciliation without unreasonable efforts, to forecast and quantify certain amounts that are necessary for such reconciliation, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of the comparable GAAP financial measure, the amounts of which could be significant.

The initial identification and review of the non-GAAP adjustments to continuing operations is performed by a team of finance professionals that include the Chief Accounting Officer and segment finance leaders, and are identified in accordance with Endo’s Adjusted Income Statement Policy, which is reviewed and approved by Endo’s Audit Committee. Company tax professionals, including the Senior Vice President of Tax, review and determine the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Proposed adjustments, along with any items considered but excluded, are presented to the Chief Executive Officer and the

Chief Financial Officer for their consideration. In turn, the non-GAAP adjustments are presented to the Audit Committee on a quarterly basis as part of Endo’s standard procedures for preparation and reviewing the earnings release and other quarterly materials.

Non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Endo’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease Endo’s reported results of operations, Endo strongly encourages investors to review Endo’s consolidated financial statements and publicly filed reports in their entirety.

The information disclosed under Item 2.02 and this Item 7.01 (other than the information included under the sub heading “Impairments”) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing. The vaginal mesh claims are discussed in greater detail in Endo’s annual report on Form 10-K for the year ended December 31, 2016.

Item 2.02.	Results of Operation and Financial Condition.

The information included under the subheading “2017 First Quarter Information” in Item 7.01 hereto is also being furnished under this Item 2.02 and is incorporated by reference herein.

Item 2.06.	Material Impairments.

The information included under the subheading “Impairments” in Item 7.01 hereto is also being filed under this Item 2.06 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” including, but not limited to, the statements relating to the identification and assessment of potential asset impairments, evaluation of vaginal mesh claims, litigation and settlements, revenue forecasts and other statements that refer to expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo cannot conclude on its actual results until the completion of its financial reporting close for the applicable period. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Endo’s expectations and projections. Risks and uncertainties include, among other things, general industry and market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; challenges related to product marketing, such as the unpredictability of market acceptance for new products and/or the acceptance of new indications for such products; inconsistency of treatment results among patients; potential difficulties in manufacturing; the outcome of litigation, settlement discussions or other adverse proceedings; general economic conditions; and governmental laws and regulations affecting domestic and foreign operations. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risk factors can be found in Endo’s periodic reports filed with the U.S. Securities and Exchange Commission and in Canada on the System for Electronic Data Analysis and Retrieval (“SEDAR”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2017

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer